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                                                                    EXHIBIT 99.3


                                     FORM OF
                          NOTICE OF GUARANTEED DELIVERY
                     FOR SUBSCRIPTION CERTIFICATES ISSUED BY
                              DEMANDSTAR.COM, INC.

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         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated ____________, 2000 (the "Prospectus"), of DemandStar.com, Inc., a Florida corporation ("DSI"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m. Eastern Standard Time, on __________, 2000, unless extended (the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering--Exercise of Rights" and "--Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $1.00 for each share of common stock, par value $.0001 per share, of DSI (the "Common Shares") subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time, even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Rights must be received by the Subscription Agent within three
(3) New York Stock Exchange trading days after the Expiration Time.

                           The Subscription Agent is:
                   Continental Stock Transfer & Trust Company

                            By Hand, Courier or Mail:
                   Continental Stock Transfer & Trust Company
                            [____________ Department]
                             2 Broadway, 19th Floor
                              New York, N.Y. 10004

                           By Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (212) 509-5150

                      To Confirm Receipt of Facsimile Only:
                                 (212) ___-____


         For inquiries, information or requests for additional information, call the Subscription Agent at (212) 509-4000.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




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Ladies and Gentlemen:

The undersigned hereby represents that he, she or it is the holder of Subscription Certificate(s) representing __________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the Subscription Certificate to subscribe for Common Shares as indicated below:

(a)      Number of Common Shares subscribed for pursuant to the SUBSCRIPTION
         PRIVILEGE.

         Number of shares subscribed for: ______ at $1.00 per share equals
         $_____.

(b)      Total Subscription Price: $__________.

         The undersigned understands that payment in full of the Subscription Price, as computed above, of $____ for each Common Share subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment either (check the appropriate box):

         -    is being delivered to the Subscription Agent herewith; or

         - has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

              -   wire transfer of funds
                      name of transferor institution _________________________ date of transfer _______________________________________
                      confirmation number (if available)______________________

              - uncertified check (Payment of uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

              -   certified check

              -   bank draft (cashier's check)

              -   postal, telegraphic or money order

                  If by certified check, bank draft or money order, please provide the following information:

                      name of maker __________________________________________

                      date of check, draft or money order ____________________

                      check, draft or money order number _____________________

                      bank on which check is drawn or issuer of money order ____________________________________________


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Signature(s)                              Address(es)


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Name(s)                                   Area Code and Telephone Number(s)



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Subscription Certificate No(s). (if available)




                              GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signatures and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.



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Name of Firm                               Date


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Address                                    Authorized Signature


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Zip Code                                   Title


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Telephone Number                           Name        (Please print or type)



The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.







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